Exhibit 10.1

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT to the Executive Employment Agreement shall be effective as of March 1, 2023, by and between Entravision Communications Corporation (the “Company”), and Jeffery Liberman (the “Executive”).

WHEREAS, the Company and the Executive entered into an Executive Employment Agreement effective as of March 1, 2020 (the “Agreement”); and

WHEREAS, the parties desire to amend and extend the Agreement as provided herein.

NOW, THEREFORE, for and in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions hereinafter set forth, the parties hereto agree as follows:

1.
Effective on the date hereof, the Agreement is amended as follows:

i. Section 2 is amended in its entirety to read as follows:

“2. Term. The term of this Agreement shall be for a period beginning on the Effective Date until February 29, 2024, unless earlier terminated in accordance with the terms of this Agreement (the term of such employment, the “Employment Term”).”

ii. Section 3.a. is amended in its entirety to read as follows:

“a. Salary. Effective as of March 1, 2023, the Executive will receive an annual base salary of $800,000.00, payable in equal installments according to the Company’s regular paydays, less any applicable taxes and withholding (the “Base Annual Compensation”). Thereafter, the Base Annual Compensation may be increased during the Term, in the sole discretion of the Company, with reference to the increase in base compensation given, in the same time period, to the Company’s employees and other senior executives and such other factors as may be considered by the Company, in its sole discretion.”

2.
In all other respects, the Agreement shall remain in full force and effect.
3.
This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.

Entravision Communications Corporation /s/ Christopher Young____________________ Name: Christopher Young Title: Interim Chief Executive Officer and Chief Financial Officer	Executive /s/ Jeffery Liberman______________________ Name: Jeffery Liberman